                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of VSUS Technologies Incorporated
(the "Registrant") on Form 10-KSB for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the
"Annual Report"), we, Eliyahu Kissos, President and Director, and Steven
Goldberg, Chief Financial Officer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

          (1) The Annual Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the
Registrant.

By: /s/ Eliyahu Kissos
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        Eliyahu Kissos
        President and Director
        Dated this 15th day of April, 2005

By: /s/ Steven Goldberg
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        Steven Goldberg
        Chief Financial Officer and Director
        Dated this 15th day of April, 2005